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                                                                    EXHIBIT 99.1

                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
                          AND CHIEF FINANCIAL OFFICER


        This  Certificate is being  delivered  pursuant to the  requirements  of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

        The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of S1 Corporation (the "Company"), hereby each certify as follows:

        To the knowledge of the undersigned, the Annual Report on Form 10-K of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


         Dated this 28th day of March 2003.


                                /S/ JAIME W. ELLERTSON
                                ------------------------------------------------
                                Jaime W. Ellertson, Chief Executive Officer

                                /S/ MATTHEW HALE
                                ------------------------------------------------
                                Matthew Hale, Chief Financial Officer